Exhibit 99.1

News Release

JLL Reports Strong Third Quarter 2016 Revenue Growth
Revenue up 14% to $1.7 billion; fee revenue up 12% to $1.4 billion

CHICAGO, November 2, 2016 -- Jones Lang LaSalle Incorporated (NYSE: JLL) today reported diversified revenue growth for the third quarter of 2016, resulting in earnings per share of $1.05 and adjusted earnings per share of $1.42.

•	Broad-based revenue growth across geographic segments and service lines

•	Margin performance reflects anticipated reduction of LaSalle incentive fees and equity earnings, the impact of UK transactional market decline and expansion of global annuity business

•	Corporate Solutions continues to win new business and enhance service capabilities with growth driven by the Integral facilities management acquisition

•	Accelerated investments in technology, data and acquisitions

•	LaSalle assets under management reach record high of $59.7 billion with strong annuity-based advisory fees and capital raise

•	Semi-annual dividend increases 6 percent to $0.33 per share

CEO Comment:

“We achieved record third-quarter revenue driven by recent acquisitions and strong organic growth in the Americas and Asia Pacific,” said Christian Ulbrich, JLL CEO. “We expect to deliver strong operating performance during the fourth quarter of 2016 and be well positioned for further growth in 2017,” Ulbrich added.

Summary Financial Results	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions, except per share data)	2016	2015	2016	2015

Revenue	$1,705	$1,501	$4,646	$4,078
Fee Revenue[1]	$1,447	$1,287	$3,910	$3,498
Net Income[2]	$48	$110	$153	$243
Adjusted Net Income[2]	$65	$116	$190	$254
Earnings per Share	$1.05	$2.43	$3.35	$5.34
Adjusted Earnings per Share[2]	$1.42	$2.56	$4.17	$5.59
Adjusted EBITDA[3]	$127	$188	$372	$432
Adjusted EBITDA, Real Estate Services	$113	$125	$277	$302
Adjusted EBITDA, LaSalle Investment Management	$14	$63	$95	$130
See Financial Statement Notes (1), (2) and (3) following the Financial Statements in this news release

All earnings per share amounts are presented on a diluted basis.

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JLL Reports Strong Third Quarter 2016 - Page 2

Consolidated Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2016	2015

Real Estate Services (“RES”)
Leasing	$448.7	$417.8	7%	8%
Capital Markets & Hotels	240.9	223.9	8%	10%
Property & Facility Management	503.0	376.4	34%	40%
Property & Facility Management Fee Revenue[1]	383.6	268.8	43%	49%
Project & Development Services	294.0	232.3	27%	30%
Project & Development Services Fee Revenue[1]	155.4	125.9	23%	25%
Advisory, Consulting and Other	138.3	116.7	19%	22%
Total RES Revenue	$1,624.9	$1,367.1	19%	22%
Total RES Fee Revenue[1]	$1,366.9	$1,153.1	19%	21%

LaSalle Investment Management ("LaSalle")
Advisory Fees	$66.4	$60.7	9%	12%
Transaction Fees & Other	7.9	5.0	58%	58%
Incentive Fees	6.0	68.5	(91)%	(91)%
Total LaSalle Revenue	$80.3	$134.2	(40)%	(39)%

Total Firm Revenue	$1,705.2	$1,501.3	14%	17%
Total Fee Revenue[1]	$1,447.2	$1,287.3	12%	15%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

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JLL Reports Strong Third Quarter 2016 - Page 3

Consolidated Revenue ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2016	2015

RES
Leasing	$1,183.9	$1,103.3	7%	8%
Capital Markets & Hotels[1]	630.6	624.7	1%	3%
Property & Facility Management	1,299.2	1,111.0	17%	22%
Property & Facility Management Fee Revenue[1]	964.8	786.1	23%	27%
Project & Development Services	843.4	603.5	40%	43%
Project & Development Services Fee Revenue[1]	442.3	348.4	27%	29%
Advisory, Consulting and Other	380.7	335.6	13%	17%
Total RES Revenue	$4,337.8	$3,778.1	15%	18%
Total RES Fee Revenue[1]	$3,602.3	$3,198.1	13%	15%

LaSalle
Advisory Fees	$195.0	$181.3	8%	10%
Transaction Fees & Other	40.8	19.5	n.m.	n.m.
Incentive Fees	72.0	99.3	(27)%	(30)%
Total LaSalle Revenue	$307.8	$300.1	3%	3%

Total Revenue	$4,645.6	$4,078.2	14%	17%
Total Fee Revenue[1]	$3,910.1	$3,498.2	12%	14%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis.
Consolidated Performance Highlights:

•
Record revenue performance for the third quarter with consolidated revenue of $1.7 billion, compared with $1.5 billion last year, and consolidated fee revenue of $1.4 billion, up 15 percent from 2015, fueled by acquisition-driven and organic expansion. Strong RES fee revenue growth was led by Property & Facility Management, up $115 million or 49 percent; Project & Development Services, up $30 million or 25 percent; and Leasing, up $31 million or 8 percent. Capital Markets & Hotels revenue was up $17 million, or 10 percent, and performed well against a decline in global market volumes despite a tough comparable in third quarter 2015.

•	LaSalle generated solid performance, driven by continued expansion of annuity-based advisory fees.

•
Consolidated operating expenses for the third quarter were $1.6 billion, up 22 percent, compared with $1.4 billion last year. Consolidated fee-based operating expenses, excluding restructuring and acquisition charges, were $1.4 billion for the third quarter, compared with $1.1 billion last year, an increase of 22 percent, primarily driven by increases in headcount associated with investments in technology, data and acquisitions along with the expansion of annuity businesses.

•
Net income attributable to common shareholders for the quarter was $48 million, compared with $110 million last year. Adjusted EBITDA for the quarter was $127 million, compared with $188 million last year, reflecting strong revenue growth balanced with a change in overall business mix and previously highlighted investments. Comparability was impacted by $94 million of equity earnings and incentive fees recognized last year primarily as a result of the sale of real estate assets on behalf of clients, against current quarter comparable activity of $11 million. Adjusted EBITDA margin calculated on a fee-revenue basis was 8.4 percent for the quarter, compared with 14.6 percent last year.

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JLL Reports Strong Third Quarter 2016 - Page 4

•	Earnings per share for the quarter were $1.05, compared with $2.43 last year. Adjusted earnings per share were $1.42, compared with $2.56 last year.

Balance Sheet and Net Interest Expense:

•
Total net debt was $1.3 billion at quarter end, an increase of $0.3 billion from the second quarter of 2016 and $0.9 billion from the third quarter of last year, primarily reflecting the pace of acquisitions.

•	Net interest expense for the quarter was $12.4 million, up from $6.8 million in 2015, primarily due to higher average borrowings compared with last year.

•
The company's Board of Directors declared a semi-annual dividend of $0.33 per share, a 6 percent increase from the $0.31 per share payment made in June 2016. The dividend payment will be made on December 15, 2016, to shareholders of record at the close of business on November 15, 2016.

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JLL Reports Strong Third Quarter 2016 - Page 5

Business Segment Performance Highlights
Americas Real Estate Services

Americas Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2016	2015

Leasing	$335.3	$296.7	13%	13%
Capital Markets & Hotels	112.5	74.9	50%	50%
Property & Facility Management	184.1	168.0	10%	11%
Property & Facility Management Fee Revenue[1]	142.2	117.5	21%	21%
Project & Development Services	96.8	65.1	49%	49%
Project & Development Services Fee Revenue[1]	86.1	63.4	36%	36%
Advisory, Consulting and Other	42.4	34.7	22%	23%
Total Revenue	$771.1	$639.4	21%	21%
Total Fee Revenue	$718.5	$587.2	22%	23%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Americas Revenue ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2016	2015

Leasing	$884.3	$790.5	12%	12%
Capital Markets & Hotels	282.3	226.1	25%	25%
Property & Facility Management	528.8	499.8	6%	9%
Property & Facility Management Fee Revenue[1]	400.9	345.7	16%	18%
Project & Development Services	243.0	180.4	35%	36%
Project & Development Services Fee Revenue[1]	226.1	176.5	28%	29%
Advisory, Consulting and Other	109.1	94.3	16%	17%
Total Revenue	$2,047.5	$1,791.1	14%	16%
Total Fee Revenue	$1,902.7	$1,633.1	17%	17%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis.

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JLL Reports Strong Third Quarter 2016 - Page 6

Americas Performance Highlights:

•
Total revenue for the quarter was $771 million, a 21 percent increase compared with last year. Fee revenue for the quarter was $719 million, an increase of 23 percent from 2015. Fee revenue growth compared with last year was broad-based, reflecting both organic and acquisition-driven expansion led by double-digit growth in Leasing, Capital Markets & Hotels, Project & Development Services, and Property & Facility Management.

•
Operating expenses for the quarter were $710 million, up 23 percent, from $582 million in 2015. Fee-based operating expenses for the quarter, excluding restructuring and acquisition charges, were $657 million, up 24 percent, from $530 million in 2015.

•
Operating income for the quarter was $61 million, up from $57 million in 2015. Adjusted EBITDA was $81 million for the quarter, compared with $74 million in 2015, driven by the contribution of recent acquisitions and offset by continued investments in data, technology and people. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 11.3 percent, compared with 12.5 percent in 2015.

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JLL Reports Strong Third Quarter 2016 - Page 7

EMEA Real Estate Services

EMEA Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2016	2015

Leasing	$63.2	$72.4	(13)%	(8)%
Capital Markets & Hotels	87.4	110.9	(21)%	(15)%
Property & Facility Management	161.7	75.0	n.m.	n.m.
Property & Facility Management Fee Revenue[1]	127.0	53.8	n.m.	n.m.
Project & Development Services	154.1	133.6	15%	22%
Project & Development Services Fee Revenue[1]	42.6	40.7	5%	9%
Advisory, Consulting and Other	56.3	55.1	2%	11%
Total Revenue	$522.7	$447.0	17%	28%
Total Fee Revenue	$376.5	$332.9	13%	24%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

EMEA Revenue ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2016	2015

Leasing	$171.3	$185.9	(8)%	(5)%
Capital Markets & Hotels	245.4	299.2	(18)%	(14)%
Property & Facility Management	314.0	219.6	43%	58%
Property & Facility Management Fee Revenue[1]	238.5	156.4	52%	69%
Project & Development Services	478.0	324.1	47%	53%
Project & Development Services Fee Revenue[1]	146.2	111.3	31%	35%
Advisory, Consulting and Other	164.7	160.2	3%	8%
Total Revenue	$1,373.4	$1,189.0	16%	22%
Total Fee Revenue	$966.1	$913.0	6%	12%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis.

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JLL Reports Strong Third Quarter 2016 - Page 8

EMEA Performance Highlights:

•
Total revenue for the quarter was $523 million, an increase of 28 percent from last year. Fee revenue for the quarter was $377 million, an increase of 24 percent from 2015. Fee revenue expansion compared with 2015 was most notable in Property & Facility Management, driven by the August 2016 acquisition of Integral UK Ltd. (“Integral”), partially offset by a decrease in leasing and capital markets activity in the UK. Fee revenue growth in the region was led by the UK, Germany, France and Poland.

•
Operating expenses for the quarter were $520 million, up 36 percent from $421 million in 2015. Fee-based operating expenses for the quarter, excluding restructuring and acquisition charges, were $373 million, up 35 percent from $307 million in 2015, primarily reflecting the impact of the Integral acquisition.

•
Operating income for the quarter was $3 million, down from $26 million in 2015. Adjusted EBITDA was $11 million for the quarter compared with $34 million in 2015. Adjusted EBITDA margin, calculated on a fee revenue basis, was 2.0 percent, compared with 10.2 percent in 2015. The decline in profitability was primarily driven by a decrease in capital markets and leasing volumes, UK capital markets performance fees earned in the third quarter of 2015 that did not recur in 2016 and additional contract expenses resulting from the wind down of operations in a non-core market. The decline in adjusted EBITDA margin also reflects the shift in service mix associated with the Integral acquisition.

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JLL Reports Strong Third Quarter 2016 - Page 9

Asia Pacific Real Estate Services

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2016	2015

Leasing	$50.2	$48.7	3%	3%
Capital Markets & Hotels	41.0	38.1	8%	4%
Property & Facility Management	157.2	133.4	18%	16%
Property & Facility Management Fee Revenue[1]	114.4	97.5	17%	14%
Project & Development Services	43.1	33.6	28%	26%
Project & Development Services Fee Revenue[1]	26.7	21.8	22%	20%
Advisory, Consulting and Other	39.6	26.9	47%	44%
Total Revenue	$331.1	$280.7	18%	16%
Total Fee Revenue	$271.9	$233.0	17%	14%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2016	2015

Leasing	$128.3	$126.9	1%	3%
Capital Markets & Hotels	102.9	99.4	4%	3%
Property & Facility Management	456.4	391.6	17%	18%
Property & Facility Management Fee Revenue[1]	325.4	284.0	15%	16%
Project & Development Services	122.4	99.0	24%	26%
Project & Development Services Fee Revenue[1]	70.0	60.6	16%	18%
Advisory, Consulting and Other	106.9	81.1	32%	34%
Total Revenue	$916.9	$798.0	15%	17%
Total Fee Revenue	$733.5	$652.0	13%	14%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis.

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JLL Reports Strong Third Quarter 2016 - Page 10

Asia Pacific Performance Highlights:

•
Total revenue for the quarter was $331 million, an increase of 16 percent from last year. Fee revenue for the quarter was $272 million, an increase of 14 percent from 2015. Fee revenue growth compared with last year was driven by Property & Facility Management, Advisory, Consulting & Other, and Project & Development Services. Growth in the region was led by Japan, Australia and Greater China.

•
Operating expenses for the quarter were $314 million, up 15 percent from $268 million in 2015. Fee-based operating expenses for the quarter, excluding restructuring and acquisition charges, were $255 million, up 13 percent from $220 million in 2015.

•
Operating income for the quarter was $17 million, up from $13 million in 2015. Adjusted EBITDA was $21 million for the quarter compared with $17 million in 2015. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 7.8 percent, compared with 7.2 percent in 2015.

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JLL Reports Strong Third Quarter 2016 - Page 11

LaSalle Investment Management

LaSalle Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2016	2015

Advisory Fees	$66.4	$60.7	9%	12%
Transaction Fees & Other	7.9	5.0	58%	58%
Incentive Fees	6.0	68.5	(91)%	(91)%
Total Revenue	$80.3	$134.2	(40)%	(39)%

Equity Earnings	$4.9	20.7	(76)%	(78)%

LaSalle Revenue ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2016	2015

Advisory Fees	$195.0	$181.3	8%	10%
Transaction Fees & Other	40.8	19.5	n.m.	n.m.
Incentive Fees	72.0	99.3	(27)%	(30)%
Total Revenue	$307.8	$300.1	3%	3%

Equity Earnings	$26.5	57.6	(54)%	(54)%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis.
LaSalle Performance Highlights:

•	Total revenue for the quarter was $80 million, down 39 percent from last year, and included $66 million of advisory fees, $6 million of incentive fees and $8 million of transaction fees.

•	Incentive fees, which are variable in timing and amount, declined compared with the prior year. For the nine months ended September 30, 2016, incentive fees were $72 million.

•
Equity earnings for the quarter were $5 million, as compared with $21 million in the prior year. Activity in both periods was primarily driven by net valuation increases of assets within the co-investment portfolio.

•
Operating expenses for the quarter were $72 million, down 20 percent from $92 million last year, reflecting changes to variable compensation to employees associated with the decreased incentive fee activity, partially offset by the impact of deferred compensation expense. Operating income for the quarter was $8 million, excluding equity earnings, a decrease from $42 million in 2015.

•	Adjusted EBITDA was $14 million for the quarter compared with $63 million last year, reflecting the lower levels of incentive fees and other income along with equity earnings for the quarter.

•	Capital raise was $1.0 billion for the quarter, bringing the total year to date to $4.8 billion.

•
Assets under management were at a record high of $59.7 billion as of September 30, 2016, up from $59.1 billion as of June 30, 2016, and $56.4 billion as of December 31, 2015. The net increase in assets under management resulted from $2.2 billion of acquisitions and $1.0 billion of net valuation increases, partially offset by $1.7 billion of dispositions and withdrawals and $0.9 billion of foreign currency decreases.

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JLL Reports Strong Third Quarter 2016 - Page 12

About JLL
JLL (NYSE: JLL) is a professional services and investment management firm offering specialized real estate services to clients seeking increased value by owning, occupying and investing in real estate. JLL is a Fortune 500 company with, as of December 31, 2015, revenue of $6.0 billion and fee revenue of $5.2 billion, more than 280 corporate offices, operations in over 80 countries and a global workforce of more than 60,000.  On behalf of its clients, the company provides management and real estate outsourcing services for a property portfolio of 4.0 billion square feet, or 372 million square meters, and completed $138 billion in sales, acquisitions and finance transactions in 2015. As of September 30, 2016, its investment management business, LaSalle Investment Management, has $59.7 billion of real estate assets under management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit www.jll.com.

200 East Randolph Drive Chicago Illinois 60601 | 30 Warwick Street London W1B 5NH | 9 Raffles Place #39-00 Republic Plaza Singapore 048619

Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans and objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives and dividend payments of JLL to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL’s business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL’s Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, and June 30, 2016, and in other reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the company’s Board of Directors. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in JLL’s expectations or results, or any change in events.

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JLL Reports Strong Third Quarter 2016 - Page 13

Conference Call
Management will conduct a conference call with shareholders, analysts and investment professionals on Wednesday, November 2, 2016, at 9:00 a.m. Eastern.
If you would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the pass code will also be required):

▪	United States callers:	+1 844 231 9804
▪	International callers:	+1 402 858 7998
▪	Pass code:	94714141

Live Web Cast
We are also offering a live web cast.  Follow these steps to participate:

1.	You must have a minimum 14.4 Kbps Internet connection

2.	Go to http://edge.media-server.com/m/p/k6jtochm

3.	Download free Windows Media Player software: (link located under registration form)

4.	If you experience problems listening, please call the Webcast Hotline +1 800 774 9473 and provide your Event ID (qr3ip3bc).

Supplemental Information
Supplemental information regarding the third quarter 2016 earnings call has been posted to the Investor Relations section of the company's website:  www.jll.com.

Replay Information
Available: 12:00 p.m. Eastern Wednesday, November 2, 2016, through 11:59 p.m. Eastern Saturday, December 3, 2016, at the following numbers:

▪	U.S. callers:	+1 855 859 2056	or +1 800 585 8367
▪	International callers:	+1 404 537 3406
▪	Pass code:	94714141

Web Audio Replay
An audio replay will be available for download or stream. Information and the link can be found on the company’s website:  www.jll.com.
If you have any questions, please contact JLL’s Investor Relations department at: JLLInvestorRelations@am.jll.com.
###

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations
(in millions, except share and per share data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2016	2015	2016	2015

Revenue	$1,705.2	$1,501.3	$4,645.6	$4,078.2

Operating expenses:
Compensation and benefits	1,012.0	896.0	2,750.4	2,459.1
Operating, administrative and other	568.3	440.1	1,546.5	1,245.3
Depreciation and amortization	35.9	26.7	98.5	77.1
Restructuring and acquisition charges[5]	18.0	18.2	35.9	20.8
Total operating expenses	1,634.2	1,381.0	4,431.3	3,802.3

Operating income[1]	71.0	120.3	214.3	275.9

Interest expense, net of interest income	(12.4)	(6.8)	(32.2)	(20.4)
Equity earnings from real estate ventures	5.5	25.4	27.7	63.9
Other income	—	—	13.3	—

Income before income taxes and noncontrolling interest	64.1	138.9	223.1	319.4
Provision for income taxes	15.9	25.7	55.3	71.5
Net income[3]	48.2	113.2	167.8	247.9

Net income attributable to noncontrolling interest	0.2	2.7	15.1	5.2
Net income attributable to the company	$48.0	$110.5	$152.7	$242.7

Net income attributable to common shareholders	$48.0	$110.5	$152.5	$242.5

Basic earnings per common share	$1.06	$2.45	$3.38	$5.40

Basic weighted average shares outstanding	45,188	45,001	45,135	44,905

Diluted earnings per common share[2]	$1.05	$2.43	$3.35	$5.34

Diluted weighted average shares outstanding	45,612	45,453	45,515	45,395

EBITDA attributable to common shareholders[3]	$112.2	$169.7	$338.5	$411.5

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results
(in millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2016	2015	2016	2015
REAL ESTATE SERVICES

AMERICAS
Revenue	$771.1	$639.4	$2,047.5	$1,791.0
Gross contract costs[1]	(52.6)	(52.2)	(144.8)	(158.0)
Total fee revenue	718.5	587.2	1,902.7	1,633.0

Operating expenses:
Compensation, operating and administrative expenses	686.9	566.7	1,848.9	1,606.9
Depreciation and amortization	22.9	15.6	60.2	46.5
Total segment operating expenses	709.8	582.3	1,909.1	1,653.4
Gross contract costs[1]	(52.6)	(52.2)	(144.8)	(158.0)
Total fee-based segment operating expenses	657.2	530.1	1,764.3	1,495.4

Segment operating income	$61.3	$57.1	$138.4	$137.6
Equity earnings	0.1	4.5	0.8	5.4
Total segment income	61.4	61.6	139.2	143.0

Adjusted operating income	$61.9	$58.6	$143.8	$142.0

Adjusted EBITDA	$81.3	$73.5	$196.3	$184.0

EMEA
Revenue	$522.7	$447.0	$1,373.4	$1,189.1
Gross contract costs[1]	(146.2)	(114.1)	(407.3)	(276.0)
Total fee revenue	376.5	332.9	966.1	913.1

Operating expenses:
Compensation, operating and administrative expenses	511.6	413.8	1,338.4	1,116.0
Depreciation and amortization	8.0	6.8	23.8	18.1
Total segment operating expenses	519.6	420.6	1,362.2	1,134.1
Gross contract costs[1]	(146.2)	(114.1)	(407.3)	(276.0)
Total fee-based segment operating expenses	373.4	306.5	954.9	858.1

Segment operating income	$3.1	$26.4	$11.2	$55.0
Equity (losses) income	—	—	(0.1)	0.7
Total segment income	3.1	26.4	11.1	55.7

Adjusted operating income	$6.1	$27.5	$18.2	$57.3

Adjusted EBITDA	$10.9	$34.0	$34.7	$74.2

	Three Months Ended September 30,		Nine Months Ended September 30,

	2016	2015	2016	2015
ASIA PACIFIC
Revenue	$331.1	$280.7	$916.9	$798.0
Gross contract costs[1]	(59.2)	(47.7)	(183.4)	(146.0)
Total fee revenue	271.9	233.0	733.5	652.0

Operating expenses:
Compensation, operating and administrative expenses	310.2	264.3	871.6	753.7
Depreciation and amortization	4.2	3.7	12.4	10.9
Total segment operating expenses	314.4	268.0	884.0	764.6
Gross contract costs[1]	(59.2)	(47.7)	(183.4)	(146.0)
Total fee-based segment operating expenses	255.2	220.3	700.6	618.6

Segment operating income	$16.7	$12.7	$32.9	$33.4
Equity earnings	0.5	0.2	0.5	0.2
Total segment income	17.2	12.9	33.4	33.6

Adjusted operating income	$17.3	$12.8	$36.2	$33.6

Adjusted EBITDA	$21.4	$16.7	$45.8	$44.4

LASALLE INVESTMENT MANAGEMENT
Revenue	$80.3	$134.2	$307.8	$300.1

Operating expenses:
Compensation, operating and administrative expenses	71.6	91.5	238.0	227.8
Depreciation and amortization	0.8	0.5	2.1	1.6
Total segment operating expenses	72.4	92.0	240.1	229.4

Segment operating income	$7.9	$42.2	$67.7	$70.7
Equity earnings	4.9	20.7	26.5	57.6
Total segment income	12.8	62.9	94.2	128.3

Adjusted operating income	$7.9	$42.2	$67.7	$70.8

Adjusted EBITDA	$13.7	$63.5	$95.4	$129.9

SEGMENT RECONCILING ITEMS
Total revenue	$1,705.2	$1,501.3	$4,645.6	$4,078.2

Total segment operating expenses before restructuring and acquisition charges	$1,616.2	$1,362.8	$4,395.4	$3,781.5

Total segment operating income	$89.0	$138.5	$250.2	$296.7

Restructuring and acquisition charges[5]	18.0	18.2	35.9	20.8
Operating income	$71.0	$120.3	$214.3	$275.9

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets
(in millions, except share and per share data)
(Unaudited)
	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$228.4	$216.6
Trade receivables, net of allowances	1,702.0	1,591.7
Notes and other receivables	317.8	267.3
Warehouse receivables	326.4	265.2
Prepaid expenses	91.3	77.8
Deferred tax assets, net	—	132.9
Other	152.4	99.3
Total current assets	2,818.3	2,650.8

Property and equipment, net of accumulated depreciation	468.7	423.3
Goodwill, with indefinite useful lives	2,546.8	2,141.5
Identified intangibles, net of accumulated amortization	299.5	227.2
Investments in real estate ventures	359.9	311.5
Long-term receivables	181.8	135.2
Deferred tax assets, net	183.7	87.2
Deferred compensation plans	168.7	134.3
Other	89.2	76.1
Total assets	$7,116.6	$6,187.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$763.6	$712.6
Accrued compensation	774.9	1,088.9
Short-term borrowings	55.7	49.2
Deferred tax liabilities, net	—	21.1
Deferred income	150.6	114.8
Deferred business acquisition obligations	27.8	54.7
Warehouse facility	322.3	263.1
Other	201.9	200.8
Total current liabilities	2,296.8	2,505.2

Noncurrent liabilities:
Credit facility, net of debt issuance costs	1,084.3	239.6
Long-term senior notes, net of debt issuance costs	272.6	272.3
Deferred tax liabilities, net	37.4	33.0
Deferred compensation	191.9	156.2
Deferred business acquisition obligations	69.1	42.9
Other	309.6	208.5
Total liabilities	4,261.7	3,457.7

	September 30,	December 31,
	2016	2015
Redeemable noncontrolling interest	$7.4	$11.1

Company shareholders' equity:
Common stock, $.01 par value per share,100,000,000 shares authorized; 45,200,670 and 45,049,503 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	0.5	0.5
Additional paid-in capital	1,007.9	986.6
Retained earnings	2,182.7	2,044.2
Shares held in trust	(6.1)	(6.2)
Accumulated other comprehensive loss	(387.2)	(336.3)
Total company shareholders' equity	2,797.8	2,688.8

Noncontrolling interest	49.7	29.5
Total equity	2,847.5	2,718.3

Total liabilities and equity	$7,116.6	$6,187.1

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015

Cash used in operating activities	$(151.9)	$(18.2)

Cash used in investing activities	(617.4)	(184.5)

Cash provided by financing activities	779.3	160.2

Effect of currency exchange rate changes on cash and cash equivalents	1.8	(14.4)

Net increase (decrease) in cash and cash equivalents	$11.8	$(56.9)

Cash and cash equivalents, beginning of period	216.6	250.4

Cash and cash equivalents, end of period	$228.4	$193.5

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1. Consistent with U.S. generally accepted accounting principles (“GAAP”), certain vendor and subcontractor costs (“gross contract costs”) which are managed on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in both Revenue and Operating expenses. Gross contract costs are excluded from Revenue and Operating expenses in determining “fee revenue” and “fee-based operating expenses,” respectively. Excluding these costs from Revenue and Operating expenses more accurately reflects how the company manages its expense base and its operating margins and, accordingly, is believed to be useful to investors and other external stakeholders for evaluating performance. However, fee revenue and fee-based operating expenses should not be considered as alternatives to Revenue and Operating expenses, respectively, determined in accordance with GAAP. Because fee revenue and fee-based operating expenses are not calculated under GAAP, the company’s fee revenue and fee-based operating expense measurements may not be comparable to similarly titled measures used by other companies.

The company defines adjusted operating income as Operating income excluding the impact of Restructuring and acquisition charges, mortgage servicing rights (MSRs) - net non-cash activity, and amortization of acquisition-related intangibles.

Restructuring and acquisition charges primarily consist of: (1) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount or change in leadership or transformation of business processes; (2) acquisition and integration-related charges, including non-cash fair value adjustments to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (3) lease exit charges. As noted within Note 5, Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the reconciliation from segment operating income to adjusted operating income and Adjusted EBITDA.

MSRs - net non-cash activity consists of the balances presented within Revenue composed of (a) the gains recognized by the company in conjunction with the origination and sale of mortgage loans, offset by (b) the amortization of the corresponding MSR intangible assets generated upon the aforementioned gain recognition over the period that net servicing income is projected to be received. Such gains and the corresponding MSR intangible assets are calculated as the present value of estimated cash inflows and outflows over the estimated mortgage servicing periods. This activity is more notable following the company’s acquisition of Oak Grove Capital during the fourth quarter of 2015 and is entirely reported within the Americas segment results.

Amortization of acquisition-related intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to acquired management contracts, customer backlog and trade name, is more notable following the company's recent increase in acquisition activity. At the segment reporting level, this is the primary reconciling difference between segment operating income and adjusted operating income, except for the Americas segment, where MSRs - net non-cash activity is also excluded.

Although adjusted operating income is a non-GAAP financial measure, it is used extensively by management in normal business operations to develop budgets and forecasts and measure and reward performance against those budgets and forecasts, inclusive of the impact from capital expenditures reflected through depreciation expense, and is believed to be useful to investors and other external stakeholders as a supplemental measure of performance. However, adjusted operating income should not be considered as an alternative to operating income or net income determined in accordance with GAAP. Any measure that eliminates components of the company’s costs of operation and investment, such as acquisition and integration-related charges, has material limitations as a performance measure. In light of these limitations, management does not rely solely on adjusted operating income as a performance measure and also considers GAAP operating income results. Because adjusted operating income is not calculated in accordance with

GAAP, the company’s adjusted operating income may not be comparable to similarly titled measures used by other companies.

To conform to 2016 presentation, 2015 amounts were recast for adjusted operating income, adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA for the third quarter and year-to-date presentations to reflect the adjustments associated with MSRs - net non-cash activity and amortization of acquisition-related intangibles. However, no adjustment to revenue amounts presented throughout has been made to exclude MSRs - net non-cash activity.

Below are unaudited reconciliations of GAAP revenue to fee revenue, GAAP operating expenses to fee-based operating expenses and GAAP operating income to adjusted operating income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions)	2016	2015	2016	2015

Revenue	$1,705.2	$1,501.3	$4,645.6	$4,078.2
Gross contract costs	(258.0)	(214.0)	(735.5)	(580.0)
Fee revenue	1,447.2	1,287.3	3,910.1	3,498.2

Operating expenses	1,634.2	1,381.0	4,431.3	3,802.3
Gross contract costs	(258.0)	(214.0)	(735.5)	(580.0)
Fee-based operating expenses	$1,376.2	$1,167.0	$3,695.8	$3,222.3

Operating income	$71.0	$120.3	$214.3	$275.9

Add:
Restructuring and acquisition charges[5]	$18.0	$18.2	$35.9	$20.8
MSRs - net non-cash activity	(2.9)	—	(2.3)	—
Amortization of acquisition-related intangibles	7.1	2.7	16.0	7.0
Adjusted operating income	$93.2	$141.2	$263.9	$303.7

2.
Net Restructuring and acquisition charges, MSRs - net non-cash activity, and amortization of acquisition-related intangibles are excluded from GAAP net income attributable to common shareholders to arrive at the company’s definition of adjusted net income used in the calculation of adjusted diluted earnings per share.

Although adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, they are used extensively by management in normal business operations to develop budgets and forecasts and measure and reward performance against those budgets and forecasts, inclusive of the impact from capital expenditures reflected through depreciation expense, and are believed to be useful to investors and other external stakeholders as a supplemental measure of performance. However, adjusted net income and adjusted diluted earnings per share should not be considered as alternatives to Net income and Diluted earnings per common share determined in accordance with GAAP. Any measure that eliminates components of the company’s costs of operation and investment, such as acquisition and integration-related charges, has material limitations as a performance measure. In light of these limitations, management does not rely solely on adjusted net income and adjusted diluted earnings per share as performance measures, but also considers GAAP results. Because adjusted net income and adjusted diluted earnings per share are not calculated under GAAP, the company’s adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies.

Below are unaudited reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of earnings per share for each net income total:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except share and per share data)	2016	2015	2016	2015

GAAP net income attributable to common shareholders	$48.0	$110.5	$152.5	$242.5
Shares (in 000s)	45,612	45,453	45,515	45,395
GAAP diluted earnings per share	$1.05	$2.43	$3.35	$5.34

GAAP net income attributable to common shareholders	$48.0	$110.5	$152.5	$242.5
Restructuring and acquisition charges[5] after tax benefit of $(4.5), $(1.3), $(8.9), and $(2.0)	13.5	3.9	27.0	5.9
MSRs - net non-cash activity after tax expense of $0.8, $-, $0.6, and $-	(2.1)	—	(1.7)	—
Acquisition-related intangible amortization after tax benefit of $(1.8), $(0.7), $(4.0), and $(1.8)	5.3	2.0	12.0	5.2
Adjusted net income	$64.7	$116.4	$189.8	$253.6

Shares (in 000s)	45,612	45,453	45,515	45,395

Adjusted diluted earnings per share	$1.42	$2.56	$4.17	$5.59
Calculated on a local currency basis, the results for the three and nine months ended 2016 include a $0.06 and $0.16 favorable impact, respectively, due to foreign exchange rate fluctuations as compared to a $0.23 and $0.45 unfavorable impact for the three and nine months ended 2015.
3. The company's definition of EBITDA attributable to common shareholders ("EBITDA") represents GAAP net income attributable to common shareholders before interest expense net of interest income, income taxes and depreciation and amortization. Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") represents EBITDA further adjusted for certain items we do not consider directly indicative of our ongoing performance in the context of certain performance measurements, including restructuring and acquisition charges and MSRs - net non-cash activity.

Although Adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management in normal business operations to develop budgets and forecasts and measure and reward performance against those budgets and forecasts, exclusive of the impact from capital expenditures reflected through depreciation expense along with other components of the company’s capital structure. Adjusted EBITDA and EBITDA are believed to be useful to investors and other external stakeholders as supplemental measures of performance. EBITDA is used in the calculations of certain covenants related to the company’s revolving credit facility. However, Adjusted EBITDA and EBITDA should not be considered as alternatives to net income determined in accordance with GAAP. Any measure that eliminates components of the company’s capital and investment structure and costs associated with operations, has material limitations as a performance measure. In light of these limitations, management does not rely solely on Adjusted EBITDA and EBITDA as performance measures, but also considers GAAP results. Because Adjusted EBITDA and EBITDA are not calculated under GAAP, the company’s Adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is an unaudited reconciliation of net income to EBITDA and adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions)	2016	2015	2016	2015

GAAP net income attributable to common shareholders	$48.0	$110.5	$152.5	$242.5
Add:
Interest expense, net of interest income	12.4	6.8	32.2	20.4
Provision for income taxes	15.9	25.7	55.3	71.5
Depreciation and amortization	35.9	26.7	98.5	77.1

EBITDA	$112.2	$169.7	$338.5	$411.5
Add:
Restructuring and acquisition charges	18.0	18.2	35.9	20.8
MSRs - net non-cash activity	(2.9)	—	(2.3)	—
Adjusted EBITDA	$127.3	$187.9	$372.1	$432.3
4. In discussing our operating results, we refer to percentage changes and report Adjusted EBITDA margins in local currency, unless otherwise noted. Such amounts presented on a local currency basis are calculated by translating the current period results of our foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. We believe this methodology provides a framework for assessing our performance and operations excluding the effect of foreign currency fluctuations. Because amounts presented on a local currency basis are not calculated under U.S. GAAP, they may not be comparable to similarly titled measures used by other companies.

The following table reflects the unaudited reconciliation to local currency amounts for consolidated revenue, consolidated fee revenue, consolidated operating income, and consolidated adjusted operating income:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2016	% Change	2016	% Change
Revenue:
At current period exchange rates	$1,705.2	14%	$4,645.6	14%
Impact of change in exchange rates	48.6	n/a	112.1	n/a
At comparative period exchange rates	$1,753.8	17%	$4,757.7	17%

Fee Revenue:
At current period exchange rates	$1,447.2	12%	$3,910.1	12%
Impact of change in exchange rates	34.1	n/a	77.8	n/a
At comparative period exchange rates	$1,481.3	15%	$3,987.9	14%

Operating Income:
At current period exchange rates	$71.0	(41)%	$214.3	(22)%
Impact of change in exchange rates	(3.5)	n/a	(9.8)	n/a
At comparative period exchange rates	$67.5	(44)%	$204.5	(26)%

Adjusted EBITDA:
At current period exchange rates	$127.3	(32)%	$372.1	(14)%
Impact of change in exchange rates	(3.2)	n/a	(8.0)	n/a
At comparative period exchange rates	$124.1	(34)%	$364.1	(16)%
The favorable impact of exchange rate fluctuations on Operating Income and Adjusted EBITDA is primarily driven by EMEA regional British pound-denominated operating expenses.

5.
Restructuring and acquisition charges are excluded from our measure of segment operating results, although they are included for consolidated reporting. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not believed to be meaningful to investors. Accordingly, the performance of segment results has been evaluated without allocation of these charges.

Restructuring and acquisition charges of $18.2 million in the quarter ended September 30, 2015 included $12.8 million related to the write-off of an indemnification asset which arose from prior period acquisition activity. This write-off was offset by the recognition of a tax benefit of an equal amount in the provision for income taxes, and therefore had no impact on net income.

	Three Months Ended			Nine Months Ended
	September 30, 2015			September 30, 2015
($ in millions)	GAAP	Adjusting Item	Adjusted	GAAP	Adjusting Item	Adjusted

Income before income taxes and noncontrolling interest	$138.9	$12.8	$151.7	$319.4	$12.8	$332.2
Provision for income taxes	25.7	12.8	38.5	71.5	12.8	84.3
Net Income	$113.2		$113.2	$247.9		$247.9

Excluding the impact of this item, the adjusted provision for income taxes for the three months ended September 30, 2015 of $38.5 million reflects a 25.4 percent effective tax rate on adjusted income before taxes of $151.7 million.

6. Each geographic region offers the company’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. LaSalle Investment Management provides investment management services to institutional investors and high-net-worth individuals.

7. The unaudited condensed consolidated statements of cash flows are presented in summarized form. For complete unaudited condensed consolidated statements of cash flows, please refer to the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, to be filed with the Securities and Exchange Commission in the near future.

8. EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan. Southeast Asia refers to Singapore, Indonesia, Philippines, Thailand and Vietnam. The BRIC countries include Brazil, Russia, India and China. Benelux refers to Belgium, the Netherlands, and Luxembourg.

9.
Certain prior-year amounts have been reclassified to conform to the current presentation. The company adopted ASU 2015-03, Interest - Imputation of Interest (ASU 2015-03), and therefore ASU 2015-15, effective January 1, 2016, as a change in accounting principle. As retrospective application is required, the comparative balance sheet information has been adjusted; debt issuance costs of $18.1 million as of December 31, 2015, have been reclassified from Other assets to Credit facility ($15.4 million) and Long-term senior notes ($2.7 million). The adoption of ASU 2015-03 had no impact on our unaudited condensed consolidated statements of comprehensive income or cash flows.

10.
As of September 30, 2016, LaSalle had $59.7 billion of real estate assets under management with approximately $8 billion available for investment (“dry powder”) contemplating committed capital and available borrowing capacity at traditional leverage levels. Assets under management were composed of $30.5 billion invested in separate accounts, $13.9 billion invested in fund management vehicles, and $15.3 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $16.5 billion in the UK, $16.0 billion in North America, $7.7 billion in Asia Pacific, and $4.2 billion in continental Europe.

Contact:	Christie B. Kelly
Title:	Global Chief Financial Officer
Phone:	+1 312 228 2316